MercadoLibre, Inc. Second Quarter 2024 Letter to Shareholders Q2’24 Results > August 1st, 2024

To our Shareholders Q2’24 Results We delivered a great financial and operational performance in Q2'24, with growth in GMV, Acquiring TPV and the Credits portfolio accelerating in all three major geographies on a YoY FX-neutral basis. Unique buyer growth also accelerated and Fintech MAU surpassed 50mn for the first time. Our ecosystem is gaining more traction, and our investments in product, technology and service levels are extending our position as the region's leading ecommerce and fintech platform. At the same time, we are delivering strong financial results both at the top line - with Q2'24 revenue growth of 42% YoY (of which 14ppts relates to the shipping reporting updates outlined in Q1'24) - and at the bottom line, with net income rising 103% YoY to $531mn. Our net income margin reached 10.5% in Q2'24, up 3ppts YoY and at the highest level since Q1'17. Net revenues & financial income of $5.1 billion, up 42% YoY and 113% FX-neutral Income from operations of $726 million, with a 14.3% margin Net income of $531 million, with a 10.5% margin $46.3 billion Total Payment Volume, up 36% YoY and 86% FX-neutral $12.6 billion Gross Merchandise Volume, up 20% YoY and 83% FX-neutral ͏MONTEVIDEO, Uruguay; August 1st, 2024 -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce and fintech company, today reported financial results for the quarter ended June 30, 2024. Commerce FX-neutral GMV growth in Q2'24 was outstanding in Brazil where it accelerated to 36% YoY even on a high base. Mexico was also strong, up 30% YoY, and initiatives to incentivize consumption in Argentina led to items sold returning to YoY growth. We are driving offline retail online by creating a superior experience for buyers and sellers, and this is the major source of our growth. Unique buyer growth of 19% YoY - the fastest pace since Q2'21 - is testament to that. We believe that the continued expansion of our user base sets us up well for future growth as buyers purchase more items across more categories over time. We see this in the number of buyers that purchase three or more categories per quarter - which reached record highs for a second quarter in Q2'24 - and in the growth of items purchased per buyer. This all contributed to items sold rising 29% YoY, the highest growth since Q2'21. LatAm ecommerce penetration is still low relative to other regions and these figures show Mercado Libre in a unique position to be a driving force of this structural growth opportunity. We continue to raise the bar for buyers and sellers through investment, innovation and execution. In Q2'24, fulfillment penetration - which enables faster delivery for buyers and higher conversion for sellers - jumped 8ppts YoY in Brazil, and free shipping rose 4ppts YoY for MELI as a whole. This was helped by MELI+, which continues to scale. Delivery speed promises reached record levels in Brazil and Colombia in Q2'24, and our data shows we have the fastest delivery across major cities in the region, including São Paulo and Mexico City. To enhance our cross-border value proposition, we opened a fulfillment center in Texas to offer inventory from US sellers to buyers in Mexico. As we continue to innovate, we introduced immediate AI-generated answers to questions in product pages, launched gift lists and included more personalization of incentives such as coupons. We expanded our apparel and beauty assortment by onboarding hundreds of sellers from clothing manufacturing hubs in Brazil, and by launching premium brands such as Hugo Boss in Brazil and Kerastase in Brazil and Mexico. 2

Fintech Services The influx of users into Mercado Pago shows its central position as a key player in financial services, with MAU up 37% YoY to 52mn in Q2'24. We are seeing higher levels of engagement in Argentina, Brazil and Mexico with heavy users growing at a faster pace, the number of products per user rising consistently and higher levels of retention in recent cohorts. One of the pillars of our value proposition is the remunerated account, which pays interest as soon as funds are deposited with immediate liquidity. Its success has been clear in Argentina, with users tripling and USD AUM more than doubling in the last 18 months. We see similar signs of momentum in Brazil with millions of new users attracted to our "conta turbinada", which offers the highest remuneration in the market. This helped Brazil MAU grow 46% YoY in Q2'24 and contributed to an 86% YoY rise in total MELI AUM to $6.6bn. With strong results in Argentina and Brazil that show clear, positive downstream impacts from offering market- leading remuneration, we announced in early July that we would extend this strategy to Mexico with 15% annual account remuneration. We see huge opportunities for Mercado Pago in Mexico. In June, we announced our intention to apply for a banking license, which will enable us to scale the business to achieve our ambition of being the number one digital bank in the country. Our ecosystem will be central to the strategy, and it has already proven to be a major contributor to Mercado Pago's early progress in Mexico as the largest Fintech in terms of MAUs with solid NPS and a profitable credit portfolio that exceeded $1.5bn in Q2'24. Credit performed well across the region in Q2’24, with portfolio growth picking up again to 51% YoY, taking the book to $4.9bn. The credit card continues to be the main contributor to growth on the back of 1.6mn new cards issued in Brazil and Mexico and upselling existing users to larger, more competitive credit lines in Brazil. The fast pace of growth is grounded in robust and stable asset quality metrics and the rising accuracy of our underwriting models. For the credit card, we are primarily targeting our large ecosystem audience where we have an underwriting edge and seamless integration, which enhances the user experience. Credit card TPV growth (FX-neutral) accelerated to 208% YoY in Q2'24 with a majority of the volume originating off-platform, indicating progress on the path to principality. The encouraging performance of the credit card is strategically important as it is another key pillar of Mercado Pago's long-term value proposition. We continue to see strong demand for our other loan products, with more than 6mn additional users in our Consumer portfolio YoY, and a 1mn YoY increase in users in the Merchant portfolio. Sellers are also investing more to complement our promotions and campaigns and to capitalize on Mercado Libre's growing audience and frequency. As a result, we had record levels of promotional coverage in Brazil in Q2'24 and in Mexico during the Hot Sale in May. Our social tools are gaining traction as they leverage the marketplace's strong momentum and growing audience, with thousands of new partners joining our Affiliates program to promote products on their social media. The coverage of GMV with our short-format Clips videos is rising rapidly and the number of engaged viewers is almost 4x higher than a year ago. Our Ads business continues to scale, with revenue equivalent to 2.0% of GMV (+40bps YoY) and growing 51% YoY in Q2'24. The growing user base and frequency of our marketplace strengthens our Ads business as it enables advertisers to target larger audiences on an increasingly granular basis with our first-party data. The core on-platform business continues to see strong momentum as a result of continuous improvements in our product, display and brand ads formats. We are also seeing encouraging early signs in video ads with monthly active users of Mercado Play - our free streaming platform for third-party content - growing above 20% month- on-month throughout Q2'24, less than 12 months after its launch as a startup within the company. In early July, we started the development of our off-platform business with our first external partnership which serves programmatic video ads within the new ad-supported version of Disney+. This is the beginning of a very exciting journey for Mercado Ads, with more external display and video partnerships to come. Q2’24 Results 3

Acquiring Acquiring TPV reached almost $34bn in Q2'24, up 24% YoY or 75% on an FX-neutral basis with Argentina, Brazil and Mexico each showing faster growth than in Q1'24. The move upmarket to serve larger merchants in our POS business continues to bear fruit with TPV per device growing at a double-digit rate. This trend is strongest in Mexico, where we have seen encouraging sales of our more sophisticated devices and the scale of off-platform TPV decoupling from marketplace TPV. We are also seeing promising results from the reorganization of our go-to-market channels in mid-2023 in Brazil, where we continue to see plenty of potential to grow in the SMB segment. Online Payments continues to grow at high double-digit rates in Brazil, Mexico and Chile. It has benefited from a more robust acquisition effort that leverages the more than two decades of experience that we have built into our product. The growth in the proportion of logged payers - buyers on third party platforms that are able to pay via their Mercado Pago account - has helped to drive NPS higher across our major geographies. We continue to see an attractive structural growth opportunity across the region for Online Payments. Q2’24 Results Consolidated Financial Results Our revenue continued to scale well in Q2'24 and reached $5,073mn, growing 42% YoY. The shipping reporting updates we outlined in our Q1'24 Shareholder Letter contributed 14ppts ($484mn) to growth. We are seeing encouraging trends across our geographies with strong revenue growth of 51% YoY in Brazil (15ppts from shipping reporting updates), 66% YoY in Mexico (22ppts from shipping reporting updates) and 36% YoY in our Others segment (12ppts from shipping reporting updates). Argentina's FX-neutral growth of 285% YoY (flat YoY in USD) was similar to inflation, marking a significant improvement vs. Q1'24, primarily on the back of stronger GMV trends. Both Commerce and Fintech revenue streams are growing well, up 53% YoY (25ppts from shipping reporting updates) and 28% YoY respectively in USD despite FX headwinds. This underscores that we are executing well on the growth opportunities we are exploring. Income from operations of $726mn in Q2’24 was up 9% YoY, and grew 31% YoY ex. Argentina. The margin of 14.3% fell 4.4ppts YoY, with headwinds of: a) 1.5ppts from the dilutive effect of the shipping reporting updates that we outlined in Q1'24 (which impact our 2024 financials, but not the 2023 comparisons); b) 2.4ppts due to Argentina's margin contracting and its contribution to revenue diminishing; and c) 2.7ppts from provisions for doubtful accounts. Logistics net costs rose by 50bps YoY as a percentage of GMV (equivalent to 130bps of revenue) due to investment in strategic initiatives such as fulfillment and MELI+, as well as higher short-term costs in Mexico. That said, net costs as a percentage of GMV improved on a sequential basis helped by productivity gains in our fulfillment centers in Brazil, Mexico, Argentina and Colombia. We are also managing carrier costs tightly, and were able to postpone increases from certain suppliers to H2'24. NIMAL remains healthy for each of the consumer, merchant and credit card portfolios, but the consolidated NIMAL of 31.1% was down 5.7ppts YoY due to a mix shift towards the credit card. Spreads on the credit card are structurally lower than our other loan products, but it is complementary and incremental to our portfolio and strategically important since it leads to positive ecosystemic behavior such as more purchasing on the marketplace and higher engagement with our Fintech platform. Furthermore, the 15-90 day NPL of 8.2% in Q2'24 was 110bps lower QoQ due to improvement in the consumer and credit card portfolios, highlighting that asset quality remains robust. Insurtech is scaling well with the number of active policies growing almost 100% YoY in Q2'24. We believe this is a fantastic product to cross-sell in our ecosystem. It is now easier for buyers to access extended warranties after making them available to purchase as part of the shopping cart. This contributed to record performance in Q2 driven by the Hot Sale in Mexico and Argentina, with 2.6mn policies sold. NPS is on a positive trend, and revenue contribution from off-marketplace insurance products - such as card and personal accident insurance - reached record highs in Q2'24. 4

Q2’24 Results The increase in provisions for doubtful accounts was due to two factors: 1) the faster pace of growth in credit originations in Q2'24 (+79% YoY) versus consolidated revenue (+42% YoY); and 2) a higher share of the portfolio coming from the credit card which, as discussed earlier, has higher provisions relative to revenue than our other loan products. We also scaled G&A, Product Development and Sales & Marketing expenses on a reported basis, with 2.8ppts of operating leverage. This reflects our continued focus on operational efficiency and ability to deliver cost dilution as the business scales. At the country level, in Q2'24 we saw higher margins YoY in Brazil (once the impact of shipping reporting updates is excluded) due to strong cost dilution, and less YoY pressure on margins in Argentina than in Q1'24 due to better GMV trends, less pressure on shipping costs and lower funding costs in Fintech. Margins in Mexico were pressured primarily by: 1) higher provisioning due to growth of the credit business; and 2) higher shipping operating costs due to greater seasonal cost headwinds around the Hot Sale event combined with the pressures of operating with limited spare capacity in our fulfillment network. Net income rose 103% YoY to $531mn, supported by growth in EBIT and a reduction of FX losses related to Argentina. Lower FX losses are a partly function of the narrowing of the gap between the official and blue chip swap exchange rates in Argentina, which is a positive impact of the devaluation of the Argentine Peso (which negatively impacted income from operations). In Q2'24, our net income margin of 10.5% was the highest in the last eight years. Mercado Libre is generating cash even as we continue to invest to seed future growth opportunities. This quarter we are introducing "adjusted free cash flow" as a new non-GAAP financial measure that we believe will help investors better understand the cash generation of our operations. A full explanation can be found in the "Non-GAAP Financial Measures" section of this document. Adjusted free cash flow was $678mn in Q2'24 (vs. $145mn in Q2'23) and $838mn year-to-date, even with higher capex ($184mn in Q2'24), and funding of the credit portfolio. Our strong cash flow generation, coupled with the reduction in our leverage ratios in recent quarters, led to S&P revising its credit rating outlook on Mercado Libre to "Positive" in June. Looking Ahead Tomorrow, August 2, 2024, marks 25 years since we founded Mercado Libre with the mission of democratizing commerce and financial services in Latin America. Over those 25 years, we have built a sustainable company that provides millions of small- and medium-sized businesses with the tools they need to compete with larger players; we have enabled the shift to online retail by providing tens of millions of consumers with world-class levels of service; and we have included millions of people into the financial system across the region for the first time. These are notable achievements, but they are also just a baseline from which we think about our even bigger ambitions to deliver on our mission at an even greater scale. Yet, looking ahead we believe we have more opportunities than we ever have had in our history and we are excited to pursue them with the culture of entrepreneurship, excellence and innovation that has served us so well for the last 25 years. As we always say: the best is yet to come. 5

Q2'24 Results

The following table summarizes certain key performance metrics for the six and three-month periods ended June 30, 2024 and 2023.

	Six Months Ended June 30,				Three Months Ended June 30,			
(IN MILLIONS, except %) [1]		2024		2023		2024		2023
Fintech monthly active users		52		38		52		38
Unique active buyers		73		62		57		48
Gross merchandise volume	$	24,012	$	19,939	$	12,647	$	10,506
Number of items sold		806		634		421		325
Number of items shipped		795		620		416		319
Total payment volume [2]	$	87,055	$	64,439	$	46,328	$	34,169
Acquiring total payment volume	$	64,325	$	51,500	$	33,746	$	27,243
Total payment transactions [2]		5,093		3,284		2,675		1,728
NIMAL		31.4 %		33.8 %		31.1 %		36.8 %
Capital expenditures	$	332	$	203	$	184	$	114
Depreciation and amortization	$	308	$	254	$	154	$	128

(1) Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding.
(2) As of January 1, 2024, we no longer include peer-to-peer transactions neither in our TPV nor in our TPN, in accordance with the metrics and underlying criteria used by our Mercado Pago team, which Management then employs to make strategic decisions. Consequently, total payment volume and transactions for the six and three-month periods ended June 30, 2023, have been recast to exclude peer-to-peer transactions

Year-over-year USD Growth Rates by Quarter

Consolidated net revenues and financial income [1]	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24
Brazil	25 %	40 %	44 %	57 %	51 %
Argentina	42 %	32 %	32 %	(22) %	1 %
Mexico	67 %	68 %	51 %	59 %	66 %
Commerce	38 %	45 %	48 %	49 %	53 %
Fintech	34 %	40 %	34 %	22 %	28 %
Total Meli	36 %	43 %	42 %	36 %	42 %

Gross merchandise volume	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24
Brazil	24 %	38 %	43 %	36 %	30 %
Argentina	12 %	8 %	37 %	(28) %	(8) %
Mexico	52 %	59 %	47 %	43 %	34 %
Total Meli	23 %	32 %	40 %	20 %	20 %

Total payment volume	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24
TPV Total	40 %	47 %	53 %	35 %	36 %
TPV Acquiring	34 %	38 %	42 %	26 %	24 %

(1) 2023 figures have been recast including the reclassification of Mercado Pago interest income & expenses, as described in more detail in our 10-Q.

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Q2'24 Results

Year-over-year Local Currency Growth Rates by Quarter

Consolidated net revenues and financial income (1)	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24
Brazil	25 %	30 %	36 %	50 %	59 %
Argentina	180 %	202 %	242 %	239 %	285 %
Mexico	47 %	42 %	35 %	45 %	62 %
Commerce	65 %	76 %	91 %	113 %	131 %
Fintech	73 %	83 %	86 %	74 %	92 %
Total Meli	64 %	75 %	85 %	94 %	113 %

Gross merchandise volume	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24
Brazil	25 %	28 %	35 %	30 %	36 %
Argentina	119 %	147 %	235 %	214 %	252 %
Mexico	34 %	34 %	30 %	30 %	30 %
Total Meli	47 %	59 %	79 %	71 %	83 %

Total payment volume	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24
TPV Total	70 %	69 %	84 %	86 %	86 %
TPV Acquiring	63 %	60 %	75 %	80 %	75 %

(1) 2023 figures have been recast including the reclassification of Mercado Pago interest income & expenses, as described in more detail in our 10-Q.

Conference Call and Webcast

The Company will host an earnings video as well as a conference call and audio webcast for any questions that investors may have on August 1st, 2024, at 5:00 p.m. Eastern Time.

In order to access our video webcast and the live audio, investors, analysts and the market in general may access the following link at https://edge.media-server.com/mmc/p/wxyza35x and register at the platform to attend the live event.

Also, to participate in our conference call, investors, analysts and the market in general may access the following link at https://register.vevent.com/register/BI2845308aed8a4e48be500f4ec4a07bec to be provided with the dial-in number and personal pin code to join the conference call and to be able to pose questions.

Access to our video webcast and the live audio will be available in the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

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▪ Fintech monthly active users (MAU) – defined as Fintech payers and/or collectors as of June 30, 2024, that, during the last month of the reporting period, performed at least one of the following actions during such month: 1) made a debit or credit card payment, 2) made a QR code payment, 3) made an off- platform online payment using our checkout or link of payment solutions while logged in to our Mercado Pago fintech platform, 4) made an investment or employed any of our savings solutions, 5) purchased an insurance policy, 6) took out a loan through our Mercado Credito solution, or 7) received the payment from a sale or transaction either on or off marketplace. ▪ Unique active buyers – defined as users that have performed at least one purchase on the Mercado Libre Marketplace during the reported period. ▪ Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2023 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations. ▪ Gross merchandise volume (GMV) – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions. ▪ Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago, excluding peer-to-peer transactions. ▪ Total payment volume (TPV) – Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions, excluding peer-to-peer transactions. ▪ Acquiring total payment volume – Measure of the total U.S. dollar sum of all transactions settled using our Mercado Pago and its payment processing and settling services in marketplace and non-marketplace transactions and consist of the following transactions volume: 1) point of sale payment volume, 2) commerce payment volume through our Mercado Libre Marketplace, 3) online payment volume through our checkout or link payment solution for merchants, and 4) QR code payment volume. ▪ MPOS – Mobile point-of-sale is a dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal wirelessly. ▪ Commerce – Revenues from core marketplace fees, shipping fees, first-party sales, ad sales, classified fees and other ancillary services. ▪ Fintech – Revenues includes fees from off-platform transactions, financing fees, interest earned from merchant and consumer credits, interest earned on cash and investments as part of Mercado Pago activities net of interest gains passed through to our Brazilian users in connection with our asset management product, and sale of MPOS. ▪ Items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items. ▪ Items shipped – Measure of the number of items that were shipped through our shipping service. ▪ G&A - General and administrative expenses. ▪ Local Currency Growth Rates – Refer to FX Neutral definition. ▪ Net income margin – Defined as net income as a percentage of net revenues. ▪ Operating margin – Defined as income from operations as a percentage of net revenues. ▪ Net Interest Margins After Losses (NIMAL) – NIMAL is the spread between credit revenues and the expenses associated with provisions for doubtful accounts and funding costs, and usually expressed as a percentage of the average portfolio for the period. ▪ Non-performing loan (NPL) ratio – Shows the percentage of the loan portfolio that is not being paid on- time. Q2’24 Results Definition of Selected Metrics 8

Founded in 1999, MercadoLibre is the largest ecommerce and fintech ecosystem in Latin America. The company's efforts are centered on enabling e-commerce and digital financial services for our users through a complete suite of technology solutions, with a mission of democratizing access to commerce and financial services. The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007. For more information about the Company visit: http://investor.mercadolibre.com. The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/ Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0 This press release and the investor conference call contain forward-looking statements, including, but not limited to, statements regarding MercadoLibre Inc.’s possible or assumed future results of operations; expectations, objectives and progress against strategic priorities; initiatives and strategies related to our products and services; business and market outlook, opportunities, strategies and trends; financing plans; competitive position; impacts of foreign exchange; the potential impact of the uncertain macroeconomic and geopolitical environment on our financial results; customer demand and market expansion; our planned product and services releases and capabilities; industry growth rates; future stock repurchases; our expected tax rate and tax strategies; and the effects of future regulation and competition. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements convey MercadoLibre, Inc.’s current assumptions, expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Additional information on the potential risks, uncertainties and factors that could affect MercadoLibre, Inc.’s results is included in filings we make with the Securities and Exchange Commission ("SEC") from time to time, including in the sections entitled “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2023 and in any of MercadoLibre, Inc.’s other applicable filings with the SEC. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in MercadoLibre, Inc.’s most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. MercadoLibre, Inc.’s financial results for its second quarter of 2024 are not necessarily indicative of MercadoLibre Inc.’s operating results for any future periods. The information provided herein is as of August 1, 2024. Unless required by law, MercadoLibre, Inc. undertakes no obligation to, and does not intend to, publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof. Q2’24 Results About Mercado Libre Forward-Looking Statements 9

MercadoLibre, Inc. Interim Condensed Consolidated Balance Sheets as of June 30, 2024 and December 31, 2023 (In millions of U.S. dollars, except par value) (Unaudited) June 30, 2024 December 31, 2023 Assets Current assets: Cash and cash equivalents $ 2,818 $ 2,556 Restricted cash and cash equivalents 1,005 1,292 Short-term investments 4,073 3,480 Accounts receivable, net 190 156 Credit card receivables and other means of payments, net 4,168 3,632 Loans receivable, net of allowances of $1,312 and $1,042 3,440 2,629 Inventories 257 238 Customer crypto-assets safeguarding assets 67 34 Other assets 461 277 Total current assets 16,479 14,294 Non-current assets: Long-term investments 416 162 Loans receivable, net of allowances of $41 and $42 111 65 Property and equipment, net 1,218 1,250 Operating lease right-of-use assets 775 899 Goodwill 149 163 Intangible assets, net 13 11 Intangible assets at fair value 36 24 Deferred tax assets 767 710 Other assets 66 68 Total non-current assets 3,551 3,352 Total assets $ 20,030 $ 17,646 Liabilities Current liabilities: Accounts payable and accrued expenses $ 2,556 $ 2,117 Funds payable to customers 5,402 4,475 Amounts payable due to credit and debit card transactions 1,480 1,072 Salaries and social security payable 482 545 Taxes payable 419 477 Loans payable and other financial liabilities 2,203 2,292 Operating lease liabilities 138 166 Customer crypto-assets safeguarding liabilities 67 34 Other liabilities 167 119 Total current liabilities 12,914 11,297 Non-current liabilities: Amounts payable due to credit and debit card transactions 26 20 Loans payable and other financial liabilities 2,439 2,203 Operating lease liabilities 623 672 Deferred tax liabilities 159 183 Other liabilities 213 200 Total non-current liabilities 3,460 3,278 Total liabilities $ 16,374 $ 14,575 Commitments and contingencies Equity Common stock, $0.001 par value, 110,000,000 shares authorized, 50,697,438 and 50,697,442 shares issued and outstanding $ — $ — Additional paid-in capital 1,770 1,770 Treasury stock (311) (310) Retained earnings 2,776 1,901 Accumulated other comprehensive loss (579) (290) Total equity 3,656 3,071 Total liabilities and equity $ 20,030 $ 17,646 Q2’24 Results 10

Q2'24 Results

MercadoLibre, Inc.
Interim Condensed Consolidated Statements of Income
For the six and three-month periods ended June 30, 2024 and 2023
(In millions of U.S. dollars, except for share data) (Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,	
	2024	2023 (1)	2024	2023 (1)
Net service revenues and financial income	$ 8,547	$ 6,133	$ 4,592	$ 3,221
Net product revenues	859	638	481	364
Net revenues and financial income	**9,406**	**6,771**	**5,073**	**3,585**
Cost of net revenues and financial expenses	(5,017)	(3,326)	(2,708)	(1,754)
Gross profit	**4,389**	**3,445**	**2,365**	**1,831**
Operating expenses:				
Product and technology development	(918)	(749)	(460)	(368)
Sales and marketing	(989)	(766)	(511)	(383)
Provision for doubtful accounts	(824)	(474)	(450)	(222)
General and administrative	(404)	(369)	(218)	(189)
Total operating expenses	**(3,135)**	**(2,358)**	**(1,639)**	**(1,162)**
Income from operations	**1,254**	**1,087**	**726**	**669**
Other income (expenses):				
Interest income and other financial gains	64	57	39	34
Interest expense and other financial losses	(77)	(83)	(39)	(49)
Foreign currency losses, net	(92)	(269)	(58)	(182)
Net income before income tax expense and equity in earnings of unconsolidated entity	**1,149**	**792**	**668**	**472**
Income tax expense	(274)	(332)	(137)	(210)
Equity in earnings of unconsolidated entity	—	3	—	—
Net income	**$ 875**	**$ 463**	**$ 531**	**$ 262**

(1) Recast for consistency with the current presentation due to the change in the presentation of certain financial results. For further details, please refer to Note 2 to our unaudited interim condensed consolidated financial statements in our upcoming quarterly report on Form 10-Q for the quarter ended June 30, 2024.

	Six Months Ended June 30,		Three Months Ended June 30,	
	2024	2023	2024	2023
Basic earning per share				
Basic net income available to shareholders per common share	$ 17.26	$ 9.23	$ 10.48	$ 5.22
Weighted average of outstanding common shares	50,697,444	50,203,652	50,697,447	50,162,687
Diluted earning per share				
Diluted net income available to shareholders per common share	$ 17.26	$ 9.12	$ 10.48	$ 5.16
Weighted average of outstanding common shares	50,697,444	51,193,920	50,697,447	51,152,955

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MercadoLibre, Inc. Interim Condensed Consolidated Statements of Cash Flows For the six-month periods ended June 30, 2024 and 2023 (In millions of U.S. dollars) (Unaudited) Six Months Ended June 30, 2024 2023 Cash flows from operations: Net income $ 875 $ 463 Adjustments to reconcile net income to net cash provided by operating activities: Equity in earnings of unconsolidated entity — (3) Unrealized foreign currency losses, net 123 305 Depreciation and amortization 308 254 Accrued interest and financial income (173) (147) Non cash interest expense and amortization of debt issuance costs and other charges 82 117 Provision for doubtful accounts 824 474 Results on derivative instruments (18) 21 Long term retention program (“LTRP”) accrued compensation 127 83 Results on digital assets at fair value (12) — Deferred income taxes (191) 24 Changes in assets and liabilities: Accounts receivable (63) (38) Credit card receivables and other means of payments (965) 200 Inventories (45) (66) Other assets (205) (47) Payables and accrued expenses 484 308 Funds payable to customers 1,466 119 Amounts payable due to credit and debit card transactions 580 127 Other liabilities 59 (47) Interest received from investments 138 124 Net cash provided by operating activities 3,394 2,271 Cash flows from investing activities: Purchases of investments (8,718) (10,046) Proceeds from sale and maturity of investments 7,494 9,923 Payments from settlements of derivative instruments (5) (14) Purchases of intangibles assets (3) — Changes in loans receivable, net (1,990) (866) Investments of property and equipment (329) (203) Net cash used in investing activities (3,551) (1,206) Cash flows from financing activities: Proceeds from loans payable and other financial liabilities 7,323 12,317 Payments on loans payable and other financing liabilities (6,820) (12,569) Payments of finance lease liabilities (26) (13) Common Stock repurchased (1) (207) Net cash provided by (used in) financing activities 476 (472) Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents (344) (132) Net (decrease) increase in cash, cash equivalents, restricted cash and cash equivalents (25) 461 Cash, cash equivalents, restricted cash and cash equivalents, beginning of the period 3,848 3,363 Cash, cash equivalents, restricted cash and cash equivalents, end of the period $ 3,823 $ 3,824 Q2’24 Results 12

Q2'24 Results

MercadoLibre, Inc.
Financial results of reporting segments

	Three Months Ended June 30, 2024				
	Brazil	Argentina	Mexico	Other Countries	Total
	(In millions)				
Net revenues and financial income	$ 2,786	$ 863	$ 1,201	$ 223	$ 5,073
Direct costs	(2,110)	(482)	(1,007)	(197)	(3,796)
Direct contribution	**676**	**381**	**194**	**26**	**1,277**
Operating expenses and indirect costs of net revenues and financial expenses					(551)
Income from operations					**726**
Other income (expenses):					
Interest income and other financial gains					39
Interest expense and other financial losses					(39)
Foreign currency losses, net					(58)
Net income before income tax expense and equity in earnings of unconsolidated entity					**$ 668**

	Three Months Ended June 30, 2023 (1)				
	Brazil	Argentina	Mexico	Other Countries	Total
	(In millions)				
Net revenues and financial income	$ 1,842	$ 855	$ 724	$ 164	$ 3,585
Direct costs	(1,373)	(448)	(524)	(153)	(2,498)
Direct contribution	**469**	**407**	**200**	**11**	**1,087**
Operating expenses and indirect costs of net revenues and financial expenses					(418)
Income from operations					**669**
Other income (expenses):					
Interest income and other financial gains					34
Interest expense and other financial losses					(49)
Foreign currency losses, net					(182)
Net income before income tax expense and equity in earnings of unconsolidated entity					**$ 472**

(1) Recast for consistency with the current presentation due to the change in the presentation of certain financial results. For further details, please refer to Note 2 to our unaudited interim condensed consolidated financial statements in our upcoming quarterly report on Form 10-Q for the quarter ended June 30, 2024.

13

To supplement our unaudited interim condensed consolidated financial statements presented in accordance with U.S. GAAP, we present earnings before interest income and other financial gains, interest expense and other financial losses, foreign currency losses, net, income tax expense, depreciation and amortization and equity in earnings of unconsolidated entity (“Adjusted EBITDA”), net debt, foreign exchange (“FX”) neutral measures and Adjusted free cash flow and Net increase (decrease) in available cash and investments as non- GAAP measures. Reconciliation of these non-GAAP financial measures to the most comparable U.S. GAAP financial measures can be found in the tables below. These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These non- GAAP financial measures should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures. We believe that reconciliation of these non-GAAP measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Adjusted EBITDA Adjusted EBITDA is a non-GAAP financial measure that represents our net income, adjusted to eliminate the effect of depreciation and amortization charges, interest income and other financial gains, interest expense and other financial losses, foreign currency losses, net, income tax expense and equity in earnings of an unconsolidated entity. We have included this non-GAAP financial measure because it is used by our Management to evaluate our operating performance and trends, make strategic decisions and the calculation of leverage ratios. Accordingly, we believe this measure provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our Management. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain items. The following table presents a reconciliation of net income to Adjusted EBITDA for the period indicated: Three Months Ended June 30, 2024 2023 (In millions) Net income $ 531 $ 262 Adjustments: Depreciation and amortization 154 128 Interest income and other financial gains (39) (34) Interest expense and other financial losses 39 49 Foreign currency losses, net 58 182 Income tax expense 137 210 Adjusted EBITDA $ 880 $ 797 Q2’24 Results Non-GAAP Measures of Financial Performance 14

Net debt We define net debt as total debt which includes current and non-current loans payable and other financial liabilities and current and non-current operating lease liabilities, less cash and cash equivalents, short-term investments and long-term investments, excluding time deposits and foreign government debt securities restricted and held in guarantee, securitization transactions and equity securities held at cost. We have included this non-GAAP financial measure because it is used by our Management to analyze our current leverage ratios and set targets to be met, which will also impact other components of the Company’s balance sheet, cash flows and income statement. Accordingly, we believe this measure provides useful information to investors and other market participants in showing the evolution of the Company’s indebtedness and its capability of repayment as a means to, alongside other measures, monitor our leverage based on widely-used measures. The following table presents a reconciliation of net debt for each of the periods indicated: (1) Excludes time deposits and foreign government debt securities restricted and held in guarantee. (2) Excludes investments held in VIEs as a consequence of securitization transactions and equity securities held at cost. June 30, 2024 December 31, 2023 (In millions) Current Loans payable and other financial liabilities $ 2,203 $ 2,292 Non-current Loans payable and other financial liabilities 2,439 2,203 Current Operating lease liabilities 138 166 Non-current Operating lease liabilities 623 672 Total debt 5,403 5,333 Less: Cash and cash equivalents 2,818 2,556 Short-term investments (1) 1,271 1,191 Long-term investments (2) 338 81 Net debt $ 976 $ 1,505 Q2’24 Results 15

Q2'24 Results

FX neutral

We believe that FX neutral measures provide useful information to both Management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2023 and applying them to the corresponding months in 2024, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month periods ended June 30, 2024:

	Three Months Ended June 30,					
	As reported	As recast (1)	Percentage Change	FX Neutral Measures	As recast (1)	Percentage Change
(Unaudited)	2024	2023		2024	2023	
	(In millions, except percentages)			(In millions, except percentages)		
Net revenues and financial income	$ 5,073	$ 3,585	41.5%	$ 7,645	$ 3,585	113.2%
Cost of net revenues and financial expenses	(2,708)	(1,754)	54.4%	(3,737)	(1,754)	113.1%
Gross profit	**2,365**	**1,831**	**29.2%**	**3,908**	**1,831**	**113.4%**
Operating expenses	(1,639)	(1,162)	41.0%	(2,475)	(1,162)	113.0%
Income from operations	**$ 726**	**$ 669**	**8.5%**	**$ 1,433**	**$ 669**	**114.2%**

(1) Recast for consistency with the current presentation due to the change in the presentation of certain financial results. For further details, please refer to Note 2 to our unaudited interim condensed consolidated financial statements in our upcoming quarterly report on Form 10-Q for the quarter ended June 30, 2024.

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Adjusted free cash flow and Net increase (decrease) in available cash and investments Adjusted free cash flow Adjusted free cash flow represents cash from operating activities less the increase (decrease) in cash and cash equivalents and investments related to customer funds due to regulatory requirements and other restrictions and equity securities held at cost, investments in property and equipment and intangible assets, changes in loans receivable, net and net proceeds from/payments on loans payable and other financial liabilities related to our Fintech solutions, since we consider those liabilities as the working capital of the Fintech activities. We consider adjusted free cash flow to be a measure of liquidity generation that provides useful information to management and investors since it shows how much cash the Company generates with its core activities that can be used for discretionary purposes and to repay its corporate and/or commerce debt. A limitation of the utility of adjusted free cash flow as a measure of liquidity generation is that it is a partial representation of the total increase or decrease in our available cash and investments balance for the period. Therefore, we believe it is important to view the adjusted free cash flow measure only as a complement to our entire consolidated statements of cash flows. Net increase (decrease) in available cash and investments Net increase (decrease) in available cash and investments represents adjusted free cash flow less net proceeds from/payments on loans payable and other financial liabilities, related to our Commerce and corporate activities, payments of finance lease obligations, other investing and/or financing activities not considered above and the effect of exchange rates changes on available cash and investments. We consider Net increase (decrease) in available cash and investments to be a measure of liquidity availability that provides useful information to management and investors after netting out all other debt and corporate payments and activities from the adjusted free cash flow. Q2’24 Results 17

> CONTACT: MercadoLibre, Inc. Investor Relations investor@mercadolibre.com http://investor.mercadolibre.com The following table shows a reconciliation of Net cash provided by operating activities to Adjusted free cash flow and Net increase in available cash and investments: Q2’24 Results Six Months Ended June 30, 2024 2023 (In millions) Net cash provided by operating activities ("CFO") $ 3,394 $ 2,271 Adjustments to reconcile CFO to Adjusted free cash flow (1) 35 23 Increase in cash and cash equivalents and investments related to customer funds due to regulatory requirements and other restrictions and equity securities held at cost (701) (693) Investments in property and equipment and intangible assets (332) (203) Changes in loans receivable, net (1,990) (866) Proceeds from/Payments on loans payable and other financial liabilities related to our Fintech solutions, net 432 (204) Adjusted free cash flow 838 328 Proceeds from/Payments on loans payable and other financial liabilities, related to our Commerce and Corporate activities, net 45 (61) Other investing and/or financing activities (6) (221) Effect of exchange rate changes on available cash and investments (278) 47 Net increase in available cash and investments $ 599 $ 93 Available cash and investments (2), at the beginning of the year 3,828 3,275 Available cash and investments (2), at the end of the period 4,427 3,368 Net cash used in investing activities (3,551) (1,206) Net cash provided by (used in) financing activities 476 (472) (1) Includes accrued interest and financial income net of interest received from available and restricted investments. (2) Includes cash and cash equivalents, short-term investments (excluding time deposits and foreign government debt securities restricted and held in guarantee) and long-term investments (excluding investments held in VIEs as a consequence of securitization transactions and equity securities held at cost). 18